Mortgage Agreement

                             Number: Shen Dan(2009)Nian Wei Dai Bao Zi (265-2)

Mortagee (Party A): Shenzhen Branch of Industrial Bank Co., Ltd.
Address:___________________________________________

Mortagor (Party B):

Party B -1: Bu Falin  （ID card No.:）

Borrower (Party C): Feigeda Electronic (SZ) Co., Ltd.
Address:	Floor 3, Building C6, Fuyuan Industrial Park, No.111, Zhoushi Road, Xixiang Subdistrict, Bao’an District, Shenzhen

Entrustor of the Entrust Loan (Party D):	Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd
Address:	Floor 16, Pingan Bank Building, No.1099, Shennan Zhong Road, Futian District, Shenzhen

Party A, Party C and Party D entered into the Entrusted Loan Agreement numbered “Shen Dan (2009) Nian Wei Jie Zi (265)” pursuant to which, Party D entrusted Party A to release a loan to Party C.

Per Party C’s request, Party B hereby agrees to provide to Party A and Party D the property of which Party B is entitled to dispose to serve as a mortgage guarantee. Party A, Party B, Party C and Party D enter into this Agreement after reaching a consensus through negotiations.

Article 1 Collateral
Party B mortgaged the property of which Party B is legally entitled to the ownership or disposal rights. See the relevant information of the collateral mortgage in Article 21 regarding the list of collateral: √Schedule 1 / Schedule 2 (the option marked ‘√’is chosen)

Article 2 Scope Covered by the Mortgage
1.
The Parties agree, that the total mortgage amount of the collateral mortgage is the principal of the loan under the Entrusted Loan Agreement with the amount of RMB1,400,000.00, and interest, liquidated damages, delayed repayment interest, and all the cost for realization of the creditor’s rights (including but not limited to insurance fee, attorney fee, litigation fee, auction fee, execution fee and assessment fee), including but not limited to all the other amounts Party A and Party D is entitled to claim against Party C. The said amount as agreed shall not be deemed as the basis for value appraisal in the event of disposal of the collateral mortgage by Party A and Party C or restriction on the exercise of the mortgage rights by Party A and Party D. The mortgage amount shall be the value actually realized by the collateral. Party A and Party D shall be entitled to a priority repayment from the value actually realized by the collateral.

2.
In the event of Party C’s failure of performance of the obligations under the Entrusted Loan Agreement which has caused damages to Party A and Party D, both Party A and Party D shall be entitled to immediately convert the value of the collateral into cash by auction or sale of the collateral or directly offset the debts owed to Party A and Party D.

Article 3 Mortgage Term
The mortgage term is starting from the effective date hereof until the expiry of the statute of limitation of the creditor’s right under the Entrusted Loan Agreement.

Article 4 Validity
1.
In the event of Party B’s (including its successor and devisees) being a natural person, the validity hereof shall not be affected by Party B’s material body or property accident (such as death, being declared as death, missing, being declared as missing, loss of civil capacity for acts and suffering from natural disasters). In the event of Party B’s being a legal person or in the form of other organization, the validity hereof shall not be affected by Party B’s merger, division, reconstruction, transformation with the stock system and change of the affiliation relationship.

2.
Both Party A and Party D are entitled to directly exercise the mortgage right within the scope covered the mortgage hereunder, whether Party A and Party D’s creditor’s rights are secured by any other guarantees.

Article 5 Insurance
1.
Party B shall take out the insurance product designated by Party A and Party D on the collateral. In the event of an existing insurance on the collateral, the principal beneficiary shall be changed to Party D. The insured amount shall not be less than the abovementioned net appraisal value and the insurance term shall not be shorter than the mortgage term (the initial term of the insurance term shall be starting from the effective date of the mortgage agreement until the second month after the due date of repayment). The insurance policy shall specify Party D as the principal beneficiary of the insurance compensation and shall not contain any restrictive provision damaging Party D’s rights or interest.

2.
In the event of Party C’s failure of performance of due repayment obligation, Party B shall promptly renew the insurance policy; and in the event of Party B’s failure to do so, Party D shall be entitled to conduct the insurance renewal instead and the insurance premium shall be paid by Party C.

3.	The insurance policy and other insurance certificates shall be under the custody of Party D during the mortgage term.
4.
During the mortgage term, Party B shall not suspend the insurance for any reasons; if so, Party D shall be entitled to take out the insurance instead and the insurance premium shall be paid by Party D.

5.
In the event of loss of the collateral mortgage covered by the insurance or value decrease of the collateral mortgage due to the third party, the insurance money or the damages shall be served as collateral mortgage and deposited into the accounts designated by Party A and Party D. Party B shall not use the said amounts throughout the insurance term.

6.	The remaining insurance money after deducing the amounts payable to Party A and Party D by Party B will be returned to other beneficiaries.
7.	This article is also applicable to insurance formalities under the circumstance where Party B increases relevant mortgage or provides a new mortgage per Party A and Party D’s request.

Article 6 Obligations of Party B
1.
Party B is responsible to preserve the collateral mortgage throughout the mortgage term. During the said term, Party B shall well preserve the collateral mortgage and have the obligation to guarantee security and completeness of collateral mortgage including repair and maintenance thereof and assist and cooperate with Party D’s examination on the collateral mortgage in any time. In the event of damage due to improper management, Party B shall restore the original status of the collateral mortgage or provide other collateral mortgage per the requests of Party A and Party D.

2.
Party B shall transfer to Party D the original of ownership certificate of the collateral mortgage or the original of the right voucher of the mortgage upon the effective date hereof. The original of ownership certificate of the collateral mortgage or the original of the right voucher of the mortgage shall be under the custody of Party D throughout the mortgage term.

3.
Under the circumstance where Party B disposes of the collateral mortgage by means of transfer, donation, contracting, investment in equity and in other ways, written consent of Party A and Party D is required and Party B shall provide according guarantee and/or repay to Party A in advance the debts within guarantee scope with the amounts from disposal of the collateral mortgage or submit such amounts to the third party as designated by Party D for escrow.

4.
Under the circumstance where the price of the transfer of the collateral mortgage by Party B is so apparently lower than its value that it is not sufficient to fulfill the mortgage, Party A and Party D are entitled to require Party B to provide according supplementary mortgage to offset the value gap between the said price and the loan mortgaged; if Party B fails to or is unwilling to provide the supplementary mortgage, the said transfer transaction shall not be conducted.

5.
In the event of such an apparent value decrease of the collateral mortgage that it is sufficient to threaten Party A and Party D’s rights and interest, Party B shall restore the value of the collateral mortgage or provide supplementary mortgage with the value equivalent to the decrease value within 30 days upon the request of Party A or Party D.

6.
In the event of an objection to ownership, disposal rights of the collateral mortgage or the right of priority repayment hereunder as raised by the third party during the mortgage term, Party B shall be responsible for any and all the results and liability and to indemnify and hold harmless Party A and Party D from and against the loss resulting therefrom.

7.	Party B shall proactively take remedy measures and notify Party A, Party D and the insurer in writing promptly under any one of the following circumstances:
1)	There is a ownership dispute regarding the collateral;
2)	Damages or loss of the collateral mortgage or other events resulting in apparent value decrease of the collateral mortgage has occurred or is to occur;
8.	Party B shall provide to Party A the written material proving the consent of other co-owners of the collateral mortgage on the mortgage matter hereunder;
9.
If the collateral mortgage has been leased prior to the establishment of the mortgage, Party B shall notify Party A and Party D of the lease in writing and provide the leasing contract. In the meanwhile, Party B shall notify the tenant of the mortgage matters and request the tenant to issue a confirmation letter.

10.
Party B confirms, that any change of relevant articles under the Entrusted Agreement for Loan Release, the Entrust Loan Agreement and the Guarantee Agreement shall not be subject to Party B’s consent and Party B’s guarantee obligation shall not be alleviated therefore.

11.
Party B authorizes Party A to consult Party B’s credit with the basic credit database of People’s Bank of China, credit database approved to establish by the authorities responsible for loan credit information collection or relevant units, departments and persons. Party B agrees to provide its credit information to the basic credit database of People’s Bank of China and the credit database approved to establish by relevant authorities.

Article 7 Representations and Warranties of Party B
1.
Party B agrees and confirms that as the entrustor under the Entrusted Loan Agreement, Party D is entitled to directly and independently exercise all the rights under the principal agreement and this Agreement in the name of its own. Party D is entitled to initiate a legal action, arbitration proceeding or other legal measures independently or jointly with Party A against Party B and Party C according to this Agreement and relevant contracts

2.
The ownership certificates and evidencing materials provided by Party B to Party A and Party D are true, complete, legal and valid; there is no conceal of the condition of the collateral mortgage like co-ownership, dispute, sealing-up, seizure or having been mortgaged.

3.	Party B has the legal disposal rights of the collateral.
4.	Party B is aware of Party C’s business scope, credit and the actual purpose of the loan.
5.
In the event of Party B’s being a legal person or in the form of other organization, the mortgage provided by Party B hereunder has been authorized by its board of directors or the relevant highest organ of power and is in accordance with the laws, regulations, policies and the articles of association as applicable to Party B. In the event of Party’s execution hereof being in breach of its articles of association and other internal regulations, Party B shall be responsible to the liabilities and shall not refuse to perform the guarantee obligation hereunder for its execution hereof being in breach of its articles of association and other internal regulations.

Article 8 Realization of the Mortgage Rights
1.
In the event of Party C’s failure to fulfill the contractual repayment obligation to Party A and Party D, Party A and Party D shall be entitled to dispose of the collateral mortgage hereunder. Party A and Party D may exercise the mortgage right in the means of directly owning the collateral by converting the value of the collateral mortgage into cash to offset the debts as agreed with Party C or apply for auction and sale of the collateral mortgage by the court after application to the notarization authorities for notarization documents with compulsory execution force.

2.	Party A and Party D may exercise the mortgage rights in advance and offset the debts with the price obtained therefrom in advance:
1)	Party B is in breach of this Agreement, which threatens the mortgage rights of Party A and Party D;
2)
Party B is dissolved, bankrupt, suspended, ordered to suspend the business for rectification, revoked or the business license thereof is revoked, or Party B as a natural person is dead and its successors are absent to fulfill his obligation or the successors refuse to do so.

3)
Party C suffers from deteriorating business and loss of business reputation; Party C is involved with disputes or litigation with the third party or other events deemed by Party A and Party D as threatening or unfavorable to their rights and interests.

4)	Party C is in breach of any relevant agreement with Party A and Party D which will threaten the creditor rights of Party A and Party D.
5)	Other circumstances that are deemed by Party A and Party D to be sufficient to threaten the creditor rights.

3.
The Parties hereby agrees in particular, that in the event of occurrence of the said events resulting in satisfaction of the requirements of exercising the mortgage rights, Party B hereby irrevocably authorizes Party A and Party D to possess and dispose of the collateral mortgage or obtain the interest thereof like the rentals. The amounts obtained therefrom shall be used to repay the debts within the scope covered by the mortgage hereunder in priority.

4.	Unless otherwise provided hereunder, any amounts obtained from the disposal of the collateral mortgage shall be subject to the following sequences of repayment:
1)	Costs for realization of the creditor’s rights;
2)	Interest, delayed repayment interest and liquidated damages;
3)	The principal of the principal creditor’s rights;
4)	Other amounts unpaid by Party C
5.
In the event of the collateral mortgage being a real estate located in the high and new technology industrial park of Special Economic Zone of Shenzhen, the settlement of the collateral mortgage shall be subject to relevant regulations of the high and new technology industrial park of Special Economic Zone of Shenzhen.

Article 9 Default and Settlement
In the event of any one of the following acts of Party B, Party A and Party D are entitled to require Party B to rectify the default within a specific time limit, provide a new mortgage, increase according mortgage, compensate the loss and dispose of the collateral mortgage in advance.
1.	conceal of the situation of the collateral mortgage of co-ownership, dispute, sealing-up, seizure, leasing or having been mortgaged;
2.	failure to provide complete materials or true documents about the collateral mortgage as required by Party A and Party D;
3.	disposal of the collateral mortgage without authorization of Party A and Party D;
4.	any actions or inactions impeding realization of the creditor’s rights and mortgage rights by Party A and Party D;
5.	invalid mortgage caused by Party B;
6.	Party B or Party C’s breach of the articles of relevant contracts.

Article 10 Registration and De-registration of the Collateral
1.
Party B is obliged to take this Agreement and relevant documents to complete the mortgage registration formalities promptly upon execution hereof and the right vouchers of the collateral mortgage will be under the custody of Party D instead during the mortgage term.

2.
Materials for mortgage deregistration shall not be issued until Party A’s confirmation of full repayment of all the principal and interest of the loan by Party C or Party B. Party B agrees that Party C may obtain the abovementioned original of the ownership certificate of the collateral mortgage and conduct the mortgage deregistration matters instead.

Article 11 Relevant Costs
1.	Party C shall assume the costs of storage fee, assessment fee, verification fee, insurance fee and notarization fee hereunder.
2.
Party C shall repay the amounts that Party A and Party D has paid in advance due to Party C’s failure to pay off its payable amounts hereunder. Party A and Party D are entitled to claim interest calculated by the interest rate for current flow loan for the same level as regulated by People’s Bank of China starting from the date when Party A and Party D pay the said amounts in advance.

3.	Party C authorizes Party A and Party D to deduct the said amounts and interest from any accounts thereof.

Article 12 Reservation of Rights
Party B’s delayed performance or any tolerance or grace period granted by Party A or Party D on Party B’s any default or delayed performance during the performance term hereof shall not impair, affect or restrict any and all the rights enjoyed by Party A or Party D under this Agreement and relevant laws, or deemed as Party A or Party D’s permission or tacit acceptance to any default, or deemed as a waiver of the rights of Party A or Party D to take actions against the current or future breach of Party B.

Article 13 Notarization
Party A, Party B, Party C and Party D agree and confirm, that in the event of this Agreement being notarized as a exercisable loan document, both Party A or Party D are entitled to independently or jointly apply to the People’s Court for execution by auction or sale of the collateral mortgage hereunder and use the price therefrom for priority repayment if the Borrower fails to duly repay the principal and interest of the loan or other payable amounts or breaches the obligations hereunder. Party B agrees to accept the execution and waivers any defense without any condition.

Article 14 Supplement and Modification
Any modification or supplement hereto shall be conducted in writing.

Article 15 Applicable Laws and Dispute Settlement
This Agreement is governed by the Laws of People’s Republic of China. The Parties may negotiate to resolve the disputes arising out of the performance hereof; provided negotiation fails to resolve the dispute, it may be resolved by 1st means of followings:
1.	Litigation: initiate a legal action with the People’s Court of Shenzhen with jurisdiction;
2.
Arbitration: initiate an arbitration proceeding with the  arbitration organization of the followings and the effective arbitration rule of the arbitration organization when the application is filed is applicable:

(1)	South China Sub-commission of China International Economic and Trade Arbitration Commission;
(2)	Shenzhen Arbitration Commission

Article 16 Effectiveness
This Agreement becomes effective upon execution and stamping by the authorized signatories of the Parties (If the Party is a natural person, the Agreement becomes effective upon execution.).

Article 17 Schedules
The list of collateral, evidencing materials of the ownership of the collateral, notarization documents, insurance policies are schedules of this Agreement hereto.

Article 18 Originals
This Agreement has five originals with the same effect and force, and each of Parties and registration authority hold one.

Article 19 Declaration
Upon execution hereof, each party has no doubt on all the articles hereto and has fully understood and comprehended the legal connotations of the articles regarding rights, obligations and liabilities and the according legal consequence.

Article 20 Other Articles
_________________________________________
_________________________________________
_________________________________________

Article 21 List of Collateral
Schedule 1 (Real Estate)

	Owner of the Real Estate	Number of the Real Estate Certificate	Name, Building Number and Room Number of the Real Estate
1	Bu Falin	Shen Fang Di Zi No.5000200379	17D, Unit B, Building 1, Happiness Seashore, Block N15, Center Area, Bao’an District, Shenzhen

Party A: Shenzhen Branch of Industrial Bank Co., Ltd.   （Official Stamp）
Responsible Person or Authorized Agent:  /s/ [illegible signature]           (Signature)
Signature Date:                  Year                  Month                  Day

Party B1: Bu Falin          （Official Stamp）
Signatory with Authorization:  /s/ Bu Falin            (Signature)
Signature Date:                      Year                      Month                      Day

Party C: Feigeda Electronic (SZ) Co., Ltd.   （Official Stamp）
Signatory with Authorization:  /s/ [illegible signature]        (Signature)
Signature Date:                      Year                      Month                      Day

Party D:  Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd.（Official Stamp)
Signatory with Authorization: /s/ [illegible signature]    (Signature)
Signature Date:                      Year                      Month                      Day